POWER OF ATTORNEYPOWER OF ATTORNEY

                The undersigned, Kevin B. London, hereby constitutes and

appoints Daniel E. Boxer and Paul D. Delva the undersigned's true and lawful attorneys-in-fact, with full power of substitution and revocation, for the undersigned and in the undersigned's name, place and stead, to:

(1)   execute for and on behalf of the undersigned, in the undersigned's capacity as an officer of Fairchild Semiconductor International, Inc. (the

"Company"), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities

Exchange Act of 1934 and the rules thereunder;

(2)   do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute such Forms 3, 4 and 5 and timely file such forms with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3)   take any other action of any type whatsoever in connection with the foregoing which in the opinion of such attorney-in-fact may be necessary or desirable in connection with the foregoing.

                                The undersigned acknowledges that the foregoing

attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities

Exchange Act of 1934.

                                This Power of Attorney grants to the foregoing

attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, and the undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                This Power of Attorney shall remain in full

force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings in the Company's securities,

and of all transactions in securities issued by the Company, or until earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

                                IN WITNESS WHEREOF, the undersigned has caused

this Power of Attorney to be executed on the date indicated below.

Dated: 05/09/03                                                     /s/ Kevin B.

London

Signature

Kevin B. London

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